SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  Tiffany & Co.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)
                                   13-3228013
                         (I.R.S. Employer Identification
                                      No.)
                                727 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                     2008 Directors Equity Compensation Plan
                            (Full Title of the Plan)

                             Patrick B. Dorsey, Esq.
                     Senior Vice President - General Counsel
                                  Tiffany & Co.
                                727 Fifth Avenue
                            New York, New York 10022
                     (Name and Address of Agent For Service)
                                 (212) 755-8000
          (Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

    Large Accelerated filer |X|                  Accelerated filer |_|
    Non-Accelerated filer |_|                    Smaller reporting company |_|
(Do not check if smaller reporting company)
                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                              Proposed         Proposed
         Title of                             Maximum          Maximum
        Securities           Amount           Offering         Aggregate         Amount of
          to be              to be            Price Per        Offering         Registration
        Registered         Registered (1)     Share (2)        Price (2)          Fee (2)
--------------------------------------------------------------------------------------------------
       Common Stock         1,000,000          $46.66         $46,660,000        $1,833.74
==================================================================================================



(1) Pursuant to Rule 416(a) under the Securities Act of 1933, the registration statement also registers such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalization, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or
(2) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock, par value $0.01 per share, reported by the New York Exchange on May 27, 2008, a date within five days prior to the date of filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information*

Item 2.         Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8. The documents containing the information required by
Part I of Form S-8 will be sent or given to participants of the 2008 Directors Equity Compensation Plan (the "Plan") as specified by Rule 428 of the Securities Act. The Plan is being filed herein with the Securities and Exchange Commission (the "Commission") as referenced in Item 8 of Part II of this Registration Statement on Form S-8. The Plan, as filed with this Registration Statement and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule
428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all documents included in that file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Certain Documents by Reference.

The following documents which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2008, filed with the Commission on March 28, 2008;

2. The Registrant's Current Report on Form 8-K, filed with the Commission on March 24, 2008;

3. The Registrant's Current Report on Form 8-K, filed with the Commission on May 15, 2008;

4. Description of the Registrant's Common Stock contained in the Registration Statement filed with the Commission on Form S-1 (Registration No.
     33-12818), as most recently amended on May 5, 1987, including the Prospectus for the Registrant's Common Stock dated May 5, 1987, as supplemented by the Registration Statement dated November 18, 1988, filed with the Commission on Form 8-A and the Registrant's Report on Form 8-A/A dated September 25, 1998.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant's Exchange Act file number with the Commission is 001-09494

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by

Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Dorsey is employed by the Registrant but is ineligible to participate in the Plan.

Item 6.        Indemnification of Directors and Officers.

Article Eighth of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The Delaware Corporation Law (Section 145 of Title 8) permits indemnification of directors, officers and employees in certain circumstances and subject to certain limitations. Section 6.01 of the Registrant's Restated By-laws provides that the Registrant shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the event of any action, suit or proceeding initiated by and in the name of (or by and in the name of a nominee or agent for) a person who would otherwise be entitled to indemnification, such person shall be entitled to indemnification hereunder only in the event such action, suit or proceeding was initiated on the authorization of the Board of Directors. This right of indemnity is not exclusive and the Registrant may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Moreover, any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from those set forth herein.

Section 6.02 of the Registrant's Restated By-laws states that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability pursuant to the Restated By-laws. To this end, the directors and officers of the Registrant are covered by one or more insurance policies under which they are insured, within the limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.       Description
-----------       ------------

3.1               Restated Certificate of Incorporation of Registrant.
                  Incorporated by reference from Exhibit 3.1 to Registrant's Report on Form 8-K dated May 16, 1996, as amended by the Certificate of Amendment of Certificate of Incorporation dated May 20, 1999 (incorporated by reference to Exhibit 3.1 to Registrant's Report on Form 10-Q for the Fiscal Quarter ended July 31,1999).

3.1a Amendment to Certificate of Incorporation of Registrant dated May 18, 2000. Previously filed as Exhibit 3.1b to Registrant's Annual Report on Form 10-K for the Fiscal Year ended January 31, 2001 (incorporated by reference to Exhibit 3.1a to Registrant's Annual Report on Form 10-K for the Fiscal Year ended January 31, 2008).

Exhibit No.       Description
-----------       ------------

3.2 Restated By-Laws of Registrant, as last amended July 19, 2007 (incorporated by reference from Exhibit 3.2 to Registrant's Report on Form 8-K dated July 20, 2007).

4.4               Registrant's 2008 Directors Equity Compensation Plan
                  (filed herewith).

5.1               Opinion of counsel (filed herewith).

23.1              Consent of Independent Registered Public Accounting Firm
                  (filed herewith).

23.2              Consent of counsel (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.         Undertakings

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on this 29th day of May, 2008.


                                               TIFFANY & CO.
                                               (Registrant)



                                           By:/s/ Michael J. Kowalski
                                              ---------------------------------
                                           (Michael J. Kowalski, Chairman of the
                                            Board and Chief Executive Officer)


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL J. KOWALSKI, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                    Title                             Date
         ---------                                    -----                             ----


         /s/ Michael J. Kowalski
         _________________________________            Chairman of the Board and         May 29, 2008
         Michael J. Kowalski                          Chief Executive Officer
                                                      (Principal executive officer)
                                                      (Director)

         /s/ James N. Fernandez
         _________________________________            Executive Vice President and      May 29, 2008
         James N. Fernandez                           Chief Financial Officer
                                                      (Principal financial officer)


         /s/ Henry Iglesias
         _________________________________            Vice President and Controller     May 29, 2008
         Henry Iglesias                               (Principal accounting officer)



         /s/ Rose Marie Bravo
         _________________________________            Director                          May 15, 2008
         Rose Marie Bravo



         /s/ Gary E. Costley
         _________________________________            Director                          May 15, 2008
         Gary E. Costley



         Signature                                    Title                             Date
         ---------                                    -----                             ----



         /s/ Lawrence K. Fish
         _________________________________            Director                          May 15, 2008
         Lawrence K. Fish



         /s/ Abby F. Kohnstamm
         _________________________________            Director                          May 15, 2008
         Abby F. Kohnstamm



         /s/ Charles K. Marquis
         _________________________________            Director                          May 15, 2008
         Charles K. Marquis



         /s/ Peter W. May
         _________________________________            Director                          May 15, 2008
         Peter W. May



         /s/ J. Thomas Presby
         _________________________________            Director                          May 15, 2008
         J. Thomas Presby



         /s/ William A. Shutzer
         _________________________________            Director                          May 15, 2008
         William A. Shutzer



                                 EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

3.1               Restated Certificate of Incorporation of Registrant. Incorporated by reference from Exhibit 3.1 to Registrant's Report on Form 8-K dated May 16, 1996, as amended by the Certificate of
                  Amendment of Certificate of Incorporation dated May 20, 1999 (incorporated by reference to
                  Exhibit 3.1 to Registrant's Report on Form 10-Q for the Fiscal Quarter ended July 31,1999).

3.1a              Amendment to Certificate of Incorporation of Registrant dated May 18, 2000. Previously filed as Exhibit 3.1b to Registrant's Annual Report on Form 10-K for the Fiscal Year ended January
                  31, 2001 (incorporated by reference to Exhibit 3.1a to Registrant's Annual Report on Form 10-K
                  for the Fiscal Year ended January 31, 2008).

3.2               Restated By-Laws of Registrant, as last amended July 19, 2007 (incorporated by reference from
                  Exhibit 3.2 to Registrant's Report on Form 8-K dated July 20, 2007).

4.4               Registrant's 2008 Directors Equity Compensation Plan (filed herewith).

5.1               Opinion of counsel (filed herewith).

23.1              Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2              Consent of counsel (included in Exhibit 5.1).

24.1              Power of Attorney (included on the signature page of this Registration Statement).
